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EXHIBIT 10.4

    CONSULTING AGREEMENT WITH STRUCTURE MANAGEMENT, INC. DATED MARCH 8, 1999

                              CONSULTANT AGREEMENT

CONSULTANT AGREEMENT, made as of March 8, 1999 between Structure Management, Inc. (the "Consultant"), and Complete Wellness Centers, Inc. (the
"Corporation").

WHEREAS, the Consultant is willing to provide its services to the Corporation for the period under the terms and conditions hereinafter provided and the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.   Engagement

     The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation in connection with the operation of the business and affairs of the Corporation, for the period commencing on the date hereof and ending on March 4, 2000. The period during which Consultant shall serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

2.   Services

     2.1 The Consultant shall render to the Corporation the services described below, with respect to which the Consultant shall apply his best efforts and devote such time as shall be reasonably necessary to perform his duties hereunder and advance the interests of the Corporation. The Consultant shall report to the chief executive officer of the Corporation and to such persons, as the chief executive officer shall direct.

     2.2 The services to be rendered by the Consultant to the Corporation shall under no circumstances include the following:

          a. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

          b. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.




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     2.3   The services to be rendered by the Consultant to the Corporation shall consist of the following:

     2.3.1 Corporate Planning

           a. Develop an in-depth familiarization with the Corporation's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof.

           b. Alert the Corporation to new or emerging high potential forms of production and distribution which could either be acquired or developed internally.

           c. Comment on the Corporation's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc.

           d. Identify prospective, suitable merger or acquisition partners for the Corporation, perform appropriate due diligence investigations with respect thereto, advise the Corporation with respect to the desirability of pursuing such prospects, and assist the Corporation in any negotiations which may ensue therefrom.

     2.3.2 Financial Public Relations

           a. Review and comment upon the Corporation's annual and quarterly reports and other financial publications.

           b. Bring to the Corporation's attention outstanding examples of financial presentation in other industries, including both overall reporting and portions of reports.

           c. Review and comment upon the Corporation's financial public relations plan.

           d. Keep the Corporation informed on any externally originated information disseminated about it.

     2.3.3 Shareholder Relations

           a. Review, comment on and advise the Corporation as to responses to communications from shareholders.

           b. Assist the Corporation in improving its shareholder relations by developing long range programs for shareholder communication.

           c. Advise the Corporation as to selection of suitable public relations counsel.

3.   Compensation

     3.1 For the services and duties to be rendered and performed by the Consultant during the Engagement Period and in consideration of




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          the Consultant's having entered into this agreement, the Corporation agrees to issue to Consultant options to purchase 117,500 shares of common stock of the Corporation (the "Consulting Stock") forthwith.

     3.2 The issuance of the Shares by the Company upon the exercise of the above options by the Consultant shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-8 (the "S-8") in accordance with the General Instructions to Form S-8 and Rule 405 of Regulation C of the Securities Act. The Corporation covenants and agrees forthwith to arrange for the preparation and filing of an S-8 and the preparation of a Plan Prospectus therefor. The Corporation shall maintain the S-8 in effect so long as any of the Consulting Stock shall remain unsold or untransferred by the Consultant.

4.   Secrets

     Consultant agrees that any trade secrets or any other like information of value relating to the business of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of the Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant to anyone, or be otherwise used by him except in the regular course of business of the Corporation or its affiliates.

5.   Assignment

     This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business, provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall be between assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement shall not be assigned by the Consultant without the express written consent of the Corporation.

6.   Survival of Certain Agreements




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     The covenants and agreements set forth in Article 4 and Article 5 shall survive the expiration of the Engagement Period and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

7.   Notices

     7.1 All notices or permission to be given hereunder shall be delivered by hand, telecopier, or recognized courier service to the party to whom such notice is required or permitted to be given hereunder. Any delivered to the address designated for such delivery by such party, notwithstanding the refusal of such party or other person to accept such delivery.

     7.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                             Complete Wellness Centers, Inc.
                             666 11th Street, N.W.
                             Suite 200
                             Washington, D.C.  20001

     7.3  Any notice to Consultant shall be addressed as follows:

                             Mr. Jeffrey J. Raymond
                             Structure Management, Inc.
                             500 Craig Road, Suite 201
                             Manalapan, NJ  07726

     7.4 Either party may change the address to which notice is to be addressed, by notice, as provided herein.

8.   Applicable Law

     This Agreement shall be interpreted and enforced in accordance with the laws of New Jersey.

9.   Interpretation

     Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
     Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first written above.

COMPLETE WELLNESS CENTERS, INC.

By: /s/ Sergio Vallejo
   ----------------------------
        President
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STRUCTURE MANAGEMENT, INC.

By: /s/ Jeffrey J. Raymond
   ----------------------------
          PRESIDENT
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